Exhibit 99.1

©2022 Ideanomics 1 September, 2022 Ideanomics Accelerating the Commercial Adoption of Electric Vehicles NASDAQ: IDEX

©2022 Ideanomics / Confidential & Proprietary 2 DISCLOSURE AND FORWARD - LOOKING STATEMENTS This presentation contains certain statements that may include 'forward looking statements’ within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are 'forward - looking statements.’ Although the Company believes that the expectations reflected in these forward - looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward - looking statements, which speak only as of the date of this presentation. The Company's actual results could differ materially from those anticipated in these forward - looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward - looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward - looking statements. The financial information and data contained in this presentation is unaudited and does not conform to the Securities and Exchange Commission's Regulation S - X. This presentation includes certain estimated financial information and forecasts that are not derived in accordance with generally accepted accounting principles (GAAP), and which may be deemed to be non - GAAP financial measures within the meaning of Registration G promulgated by the Securities and Exchange Commission. The Recipient acknowledges that US securities laws prohibit any Person who has received from an issuer any material, non - public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

©2022 Ideanomics / Confidential & Proprietary 3 ALF POOR CEO, Ideanomics

©2022 Ideanomics 4 Three Verticals Servicing Commercial Customers’ Needs Charging Vehicles Finance

©2022 Ideanomics 5

©2022 Ideanomics 6 Before Ideanomics • Limited product offering • Limited production capacity • Narrow market perspective • Direct to market only Today • Expanded management including industry veterans • Expanded production & matured supply chain • Invested in new product development • Established a distribution network • Increased revenues • Technical collaboration with Energica Solectrac Snapshot • Headquarters – Sonoma County, CA • Market Focus – Off - highway / agricultural, municipal, construction Vehicles

©2022 Ideanomics 7 Before Ideanomics • Racing heritage/ MotoE • Limited product offering • Limited production capacity • Narrow market perspective Today • Expanded production & distribution capacity • New product line • Increased revenue • Energica Inside tech application & licensing Energica Snapshot • Headquarters – Modena, Italy • Market Focus – On - highway / consumer, municipal, fleets Vehicles

©2022 Ideanomics 8 Before Ideanomics • Limited product offering • Limited production capacity • Domestic market focus Today • Expanded production & distribution capacity • Expanded international market reach • Revitalize product line leveraging Energica tech • Support Energica ASEAN expansion • Bolstered team with industry veterans Treeletrik Snapshot • Headquarters – Kuala Lumpur, Malaysia • Market Focus – On - highway / consumer, municipal, fleets Vehicles

©2022 Ideanomics 9 Before Ideanomics • Project - based R&D focus • Limited opportunity to scale • Primarily conversion and upfitting Today • Migrating towards commercialization at scale • Expanded production capacity • Established sales and marketing to capitalize on customer base • Continued investment in tech development for high - value market segments • Restructured for revenue growth • Technical collaboration with WAVE US Hybrid Snapshot • Headquarters – Torrance, CA • Market Focus – Off - highway / ports, airports, military On - highway / municipal, transit authority, fleets Vehicles

©2022 Ideanomics 10 Before Ideanomics • Focused conversion of OEM products to electric vehicles • Early - stage development of BEV skateboard platform • Developed mature voice of customer discussions • R&D only capabilities Today • Accelerated skateboard development • Enabled hiring full complement of engineering talent • Opened engineering & development center in Detroit • Expanded production & distribution capacity • Expanded tech partnership • Technical collaboration with WAVE VIA Snapshot • Headquarters – Detroit, MI and Orem, UT • Market Focus – On - highway / last - mile delivery, fleets municipal Vehicles

©2022 Ideanomics 11 *Concept product rendering only

Charging Energy Services • AC Charging • DC Fast Charging • WAVE Wireless Charging Innovative containerized mobile and modular battery storage systems and renewable solar power generation. • "As a service", subscription - based model • End - to - end, white glove support to help customers achieve their electrification goals. ©2022 Ideanomics / Confidential & Proprietary 12 Cloud Unique software empowers customers to better manage charging and energy assets Ideanomics Energy Turnkey charging and energy solution provider from planning through to managed operations Snapshot • Headquarters – Harrison, NJ • Market Focus – transit, hospitality, fleets, dealerships Highlight • Proof - of - concept project with a well - known ecommerce company to install wireless charging, underpinned by our "As a Service" model • Coast Counties Peterbilt project: energy generation, storage and DC fast charging

©2022 Ideanomics 13

©2022 Ideanomics 14 Electrification “As a Service” Creating a new revenue stream by enabling customers to more quickly move their EV spend from CapEx to OpEx . A Win / Win Value Proposition • Solves the barrier of high upfront costs for customers.  • Predictable, recurring revenue from long term subscriptions. How It Works  • Ideanomics underwrites the financing and provides EVs and charging to customers • Ideanomics provides managed delivery, installation and maintenance • Customers pay a monthly subscription, enabling them to better manage and predict costs. The Future of Fleet Electrification and Operations • All the customer needs to provide is the driver and the energy.  • Proof of concept project underway. Electrification as a Service

©2022 Ideanomics 15 Government support & The IRA • Gives fleet operators the confidence to electrify faster Demand • Commercial EV sales anticipated to surpass 1 Million vehicles by 2025 Decline in the ICE • Combustion vehicle sales peaked in 2017 and are now in a decline Why Now – Industry Tailwinds - Add new photo from Carlo’s pack - Need source for 1

©2022 Ideanomics 16 Why Invest in Ideanomics • High growth opportunity • Diverse revenues outpacing peers • Unique revenue mix of direct - to - market products and licensing of tech • As - a - Service business models to create recurring revenue streams • Opportunity to maximize shareholder value as assets mature The only company that brings together vehicles, charging infrastructure and financing services. NASDAQ: IDEX

©2022 Ideanomics 17 Thank You! ©2022 Ideanomics / Confidential & Proprietary 17 Alf Poor CEO NASDAQ: IDEX